Exhibit 10.1
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
     This First Amendment (the “First Amendment”) to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of October 27, 2008, by and among Clinical Data, Inc., a Delaware corporation (“Buyer”), and Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), hereby amends the Note Purchase Agreement effective as of this 30th day of March, 2009, as follows:
     Whereas, pursuant to Section 2.1 of the Note Purchase Agreement, Seller issued to Buyer a term note in the principal amount of Three Million Dollars ($3,000,000) with a maturity date of March 31, 2009;
     Whereas, the Seller has agreed to issue, and Buyer has agreed to purchase, a new term note in the principal amount of One Million Dollars ($1,000,000) with a maturity date of May 31, 2009; and
     Whereas, the parties desire to amend the Note Purchase Agreement to provide for the issuance of such new term note;
     Now, Therefore, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:
1.	All capitalized terms not otherwise defined herein shall have their respective meanings as defined in the Note Purchase Agreement.

2.	Section 2.1 of the Note Purchase Agreement is hereby deleted in its entirety and is replaced by the following:

“Investment. Seller shall issue to Buyer (i) at Closing, a term note in the principal amount of Three Million Dollars ($3,000,000) in the form attached hereto as Exhibit 2.1 (the “2008 Note”), and (ii) on March 30, 2009, a term note in the principal amount of One Million Dollars ($1,000,000) in the form attached hereto as Exhibit 2.1(A) (the “2009 Note” and together with the 2008 Note, the “Note”). Amounts due under the 2008 Note and the 2009 Note shall be repaid according to the terms of the 2008 Note, the 2009 Note and this Agreement. Payments received by the Buyer in respect of the Obligations shall be allocated in the manner set forth in Section 2.5.”

3.	References to the “Note” in the Note Purchase Agreement shall be deemed to include, collectively, the 2008 Note and the 2009 Note, except in such instances where such inclusion would be unreasonable.

4.	The Note Purchase Agreement is hereby amended by adding Exhibit 2.1(A) attached hereto as new Exhibit 2.1(A) to the Note Purchase Agreement.

5.	The definition of “Investment” set forth in Section 1.1 of the Note Purchase Agreement is hereby deleted in its entirety and is replaced by the following:

“‘Investment’ shall mean the purchase of the 2008 Note and the 2009 Note by the Buyer from Seller on the Closing Date and March 30, 2009, respectively.”

6.	The obligation of the Buyer to purchase the 2009 Note is subject to the satisfaction of the following conditions precedent at or prior to the date of this First Amendment (unless waived in writing by the Buyer prior such date):
6.1	Seller must have performed all of its obligations under the Note Purchase Agreement and this First Amendment.

6.2	The Buyer shall have received each of the following items:
6.2.1	This First Amendment, duly executed by Seller;

6.2.2	The 2009 Note, duly executed by Seller;

6.2.3	A certificate signed by the Secretary of Seller certifying the resolutions adopted by Seller’s board of directors authorizing the transactions contemplated hereby; and

6.2.4	Such other documents and certificates that Buyer may reasonably require for purposes of effecting the transactions contemplated by this First Amendment and the 2009 Note.
7.	The Note Purchase Agreement and all terms therein not so amended by this First Amendment shall remain in full force and effect pursuant to its terms as amended hereby.

8.	This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this First Amendment by signing any of such counterparts.
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2.

     In Witness Whereof, Buyer and Seller have executed this First Amendment to Note Purchase Agreement as of the date first above mentioned.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Avalon Pharmaceuticals, Inc.
By:	/s/ Kenneth C. Carter
	Name:	Kenneth C. Carter
	Title:	President and Chief Executive Officer

Note Purchase Agreement Amendment Signature Page